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                                                                    EXHIBIT 10.1
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                         S CORPORATION TERMINATION AND
                            TAX ALLOCATION AGREEMENT


                                  by and among

                        CHANNELL COMMERCIAL CORPORATION
                            a Delaware corporation,


                                      and

                      THE INDIVIDUALS LISTED ON SCHEDULE A



                         Dated as of ___________, 1996


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                         S CORPORATION TERMINATION AND
                           TAX ALLOCATION AGREEMENT

          This S CORPORATION TERMINATION AND TAX ALLOCATION AGREEMENT made and entered into as of this __th day of ________, 1996 by and among Channell Commercial Corporation, a Delaware corporation, and the individuals listed on SCHEDULE A, with reference to the following facts:

          A. All capitalized terms not otherwise defined herein shall have the meanings set forth in SCHEDULE B.

          B. The Stockholders own all of the issued and outstanding capital stock of the Company and will continue to own all of such stock until immediately prior to the anticipated public offering of the Company's stock (the "Public Offering").

          C. The Company (i) was a C Corporation from inception through January 31, 1990, (ii) became an S Corporation on February 1, 1990, (iii) will report as an S corporation through the day prior to the Termination Date and (iv) thereafter will again be a C corporation.

          D. The Company and the Stockholders wish to terminate the Company's S election prior to the Public Offering.

          E. The Company and the Stockholders wish to enter into an agreement as to the method for allocating the Company's income during its S Termination Year between the S Short Year and the C Short Year pursuant to Code Section 1362(e)(3).

          F. The Company and the Stockholders wish to provide for a tax allocation and reimbursement agreement in connection with the Company's election and termination as an S Corporation.

          NOW, THEREFORE, based on the above premises and in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

1.  The Termination; S Termination Year.
    -----------------------------------

          1.1  Maintenance of S Status.  The Stockholders represent and warrant
               -----------------------
that the Company has qualified and has had the right to be treated as an S Corporation since its election to be treated as an S Corporation until the date hereof.

          1.2  Termination of S Status.  The Company shall elect, and the
               -----------------------
Stockholders shall consent, to terminate the Company's status as an S Corporation by revocation pursuant to Code Section 1362(d)(1)(D) on a day prior to the day of the closing of the Public Offering. Pursuant to the Revocation Resolution, the Board of Directors of the Company shall elect to revoke the election under section 1362(a) of the Code according
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to the rule set forth in Code Section 1362(d)(1), and each Stockholder shall sign the requisite consents to said revocation on or prior to the Termination Date.

          1.3  Effective Date.  Pursuant to Section 1362(d)(1)(D) of the Code,
               --------------
the termination shall be effective on the date specified in the consent to revocation.

          1.4  S Termination Year.  The calendar year in which the S Corporation
               ------------------
status of the Company is terminated will be an S Termination Year for federal tax purposes.

          1.5  S Short Year.  Pursuant to Section 1362(e)(1) of the Code, the S
               ------------
Termination Year of the Company shall be divided into two short taxable years: an S Short Year and a C Short Year. As defined in Section 1362(e)(1)(A) of the Code, the S Short Year of the Company shall be that portion of the Company's S Termination Year ending on the day immediately preceding the Termination Date. For federal tax purposes, the Company will be treated as an S Corporation during its S Short Year.

          1.6  C Short Year.  Pursuant to Section 1362(e)(1)(B) of the Code,
               ------------
that portion of the S Termination Year of the Company beginning on the Termination Date and ending on the last day of the calendar year shall be the C Short Year of the Company. For federal tax purposes, the Company will be treated as a C Corporation during its C Short Year.

2.  Allocation of Income.
    --------------------

          The Company shall elect, and the Stockholders shall consent, pursuant to Section 1362(e)(3) of the Code, to allocate tax items to its S Short Year and C Short Year pursuant to normal tax accounting rules (the "closing of the books method") rather than by the pro rata allocation method contained in Section 1362(e)(2) of the Code. Pursuant to the Allocation Resolution, the Board of Directors of the Company shall elect to allocate the S Termination Year income of the Company according to the rule set forth in Code Section 1362(e)(3), and all persons who were or become shareholders of the Company at any time during the S Termination Year shall sign the requisite consents to said allocation on the Termination Date.

3.  Taxes.
    -----

          3.1  Liability For Taxes Incurred During S Corporation Taxable Years.
               ---------------------------------------------------------------
Each Stockholder, severally, covenants and agrees that: (i) such Stockholder has duly included, or will duly include, in his or her own federal and state income tax returns his or her allocable share of items of income, gain, loss, deduction, or credit attributable (pursuant to Section 2 hereof) to the S Short Year of the Company or any prior period (or that portion of any period) during which the Company was an S Corporation, as required by applicable law; (ii) such returns shall include his or her allocable share of S Corporation Taxable Income, and (iii) such Stockholder shall pay any and all taxes attributable to S Corporation Taxable Income that he or she is required to pay for all taxable periods (or that portion of any period) during which the Company was an S

                                      -2-
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Corporation.  Each Stockholder, severally (according to the percentage of the outstanding shares of the Company owned by each Stockholder on the day prior to the Termination Date) and not jointly, covenants and agrees to pay any income taxes, interest or penalties thereon assessed against the Company with respect to taxable periods during which it was treated as an S Corporation.

          3.2  Preparation of Returns.  The Company covenants and agrees that:
               ----------------------
(i) the Company shall be responsible for and shall effect the filing of all federal, state, foreign and local returns for the Company with respect to any and all taxable periods; (ii) such returns shall include the Company's income from all sources for all periods covered by the returns; and (iii) the Company shall pay any and all taxes required to be paid by the Company for the C Short Year and all subsequent years as required by applicable law.

          3.3  The Company's Reimbursement for Tax Liabilities.  The Company
               -----------------------------------------------
hereby agrees to reimburse each Stockholder for any federal and state income tax liability (including interest and penalties), if any, incurred by each such Stockholder resulting from a final determination of an adjustment (by reason of an amended return, claim for refund, audit or otherwise) to the Company's taxable income (or loss) resulting in an increase in the federal or state, as the case may be, taxable income (or decrease in tax loss) of such Stockholder with respect to such Stockholder's allocable share of S Corporation Taxable Income and a corresponding decrease in the taxable income (or increase in tax loss, including carryforwards) of the Company; provided, however, that the
                                               --------  -------
amount of payments made by the Company pursuant to this Section 3.3 to any one of the Stockholders shall not exceed the amount of refund (including interest) or tax liability reduction at whatever time received by the Company with respect to taxable income allocated to such Stockholder shifted from a C Corporation to an S Corporation. The foregoing reimbursement obligations shall be treated as a contingent obligation of the Company, distributed as of the date of this Tax Agreement.

          3.4  Stockholder Reimbursement For Tax Liabilities.  Each Stockholder,
               ---------------------------------------------
severally (according to the percentage of the outstanding shares of the Company owned by each Stockholder on the day prior to the Termination Date) and not jointly, hereby agrees to reimburse the Company for any federal and state income tax liability (including interest and penalties), if any, resulting from a final determination of an adjustment (by reason of an amended return, claim for refund, audit or otherwise) to the Stockholders' taxable income resulting in a decrease in the Stockholder's S Corporation Taxable Income (or the affirmation of a deduction already claimed which is consistent with an increase in tax liability with respect to the Company) and a corresponding increase in the federal or state, as the case may be, income tax liability of the Company; provided, however, the amount of any such reimbursable tax liability shall be
- --------  -------
reduced by an amount equal to the refund of state income tax, including interest, received by the Company for state income taxes paid by the Company with respect to any taxable income shifted from an S Corporation taxable year to a C Corporation taxable year of the Company which is subject to reimbursement hereunder and provided further, the amount of the payments made by the
              ----------------
Stockholders pursuant to this Section 3.4 to the Company shall not exceed the amount of the tax benefit received by the Stockholders

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with respect to taxable income shifted from an S Corporation taxable year to a C
Corporation taxable year.

          3.5  Notice of Certain Facts, Conditions and Events.  Upon any party
               ----------------------------------------------
to this Tax Agreement becoming aware of a fact, condition or event which could reasonably lead to a claim for reimbursement under Section 3.1, 3.3 or 3.4 by another party, the discovering party shall give prompt notice of such fact, condition or event to all other parties to this Tax Agreement.

          3.6  Payments.  Each Stockholder or the Company, as the case may be,
               --------
shall make any payment required under this Tax Agreement within 7 days after receipt of notice from the other party that a payment is due by such other party to the appropriate taxing authority.

          3.7  Subrogation.  The Reimbursing Party shall be subrogated to all
               -----------
the rights of recovery that Reimbursed Party may have against any person or organization in respect of the tax liabilities for which the Reimbursing Party is providing reimbursement. Such right of subrogation shall not exceed the amount paid by the Reimbursing Party to the Reimbursed Party. The Reimbursed Party shall execute and deliver instruments and papers and do whatever else is reasonably necessary to secure such rights of subrogation for the Reimbursing Party. The Reimbursed Party shall provide all reasonable assistance as requested by the Reimbursing Party in order for the Reimbursing Party to pursue such rights of subrogation.

4.  Miscellaneous.
    -------------

          4.1  Complete Agreement; Modifications.  This Tax Agreement
               ---------------------------------
constitutes the parties' entire agreement with respect to the subject matter hereof and supersedes all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Tax Agreement may not be amended, altered or modified except by a writing signed by each of the parties.

          4.2  Representations and Warranties.  The representations and
               ------------------------------
warranties in this Tax Agreement shall survive the execution hereof and remain in full force and effect regardless of any disclosures made to or investigations made by a party.

          4.3  Additional Documents.  Each party hereto agrees to execute any
               --------------------
and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Tax Agreement.

          4.4  Notices.  Unless otherwise specifically permitted by this Tax
               -------
Agreement, all notices under this Tax Agreement shall be in writing and shall be delivered by personal service, telex, facsimile, telegram or first class or certified mail, postage

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prepaid, to such address as may be designated from time to time by the relevant party, and which shall initially be as follows:

                       If to the Company:

                               26040 Ynez Road
                               Temecula, CA  92591
                               (909) 694-9160 (telephone)
                               (909) 694-9170 (facsimile)
                               Attn: President

                               With a copy to:

                               Irell & Manella
                               1800 Avenue of the Stars
                               Suite 900
                               Los Angeles, California 90067
                               (310) 277-1010 (telephone)
                               (310) 203-7199 (facsimile)
                               Attn:  Edmund M. Kaufman, Esq.

                       If to the Stockholders:

                               As set forth on SCHEDULE A.

          Any notice sent by first class or certified mail shall be deemed to have been given three (3) days after the date on which it is mailed. All other notices shall be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party.

          4.5  No Third-Party Benefits.  None of the provisions of this Tax
               -----------------------
Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

          4.6  Successors and Assigns.  This Tax Agreement shall be binding upon
               ----------------------
and inure to the benefit of the parties, their respective successors and permitted assigns.

          4.7  No Assignment.  None of the parties may assign any of his or its
               -------------
rights under this Tax Agreement without the prior written consent of the others except that the Company may assign its respective rights and obligations to the surviving entity in a merger or consolidation involving the Company.

          4.8  Severability.  In case any one or more of the provisions
               ------------
contained in this Tax Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Tax Agreement, and this Tax Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. No term or

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provision of this Tax Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Tax Agreement and any present or future statute, law, ordinance, or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the provision of this Tax Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

          4.9  Governing Law.  The rights and liabilities of the parties shall
               -------------
be governed by the laws of the state of Delaware, regardless of the choice of laws provisions of such state or any other jurisdiction.

          4.10  Arbitration.  Any controversy, dispute, or claim of whatever
                -----------
nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Tax Agreement, including any claim based on contract, tort, or statute, shall be resolved at the request of any party to this Tax Agreement, by final and binding arbitration administered by and in accordance with the then existing Rules of Practice and Procedure of Judicial Arbitration & Mediation Services, Inc., and judgment upon any award rendered by the arbitrator(s) may be entered by any State or Federal Court having jurisdiction thereof.

          4.11  Attorneys' Fees.  Should any litigation or arbitration be
                ---------------
commenced (including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Tax Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys' fees and court costs incurred by reason of such litigation or arbitration.

          4.12  Headings.  The headings in this Tax Agreement are inserted only
                --------
as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Section.

          4.13  Construction.  As used in this Agreement, the term "person"
                ------------
means an individual, corporation, partnership, association (incorporated or unincorporated), trust or other legally recognized entity.

          4.14  Counterparts.  This Tax Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4.15  Agreement Negotiated.  The parties hereto are sophisticated and
                --------------------
have been (or have been given the opportunity to be) represented by lawyers throughout this transaction who have carefully negotiated the provisions hereof. As a consequence, the parties do not believe that any statutory or common law presumptions relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive the effects of any such presumptions.

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                        Signature Page to Tax Agreement
                        -------------------------------

          IN WITNESS WHEREOF, the parties hereto have duly executed this Tax Agreement as of the day and year first set forth above.


                               CHANNELL COMMERCIAL CORPORATION,
                               a Delaware Corporation


                               _____________________________________
                                           ,
                               [title]


                               CHANNELL FAMILY TRUST


                               _____________________________________
                               William H. Channell, Sr.,
                               Trustee


                               _____________________________________
                               Jacqueline M. Channell,
                               Trustee



                               TAYLOR FAMILY TRUST


                               _____________________________________
                               Michele Taylor,
                               Trustee


                               _____________________________________
                               Roy Taylor,
                               Trustee



                               _____________________________________
                               WILLIAM H. CHANNELL, JR.

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                               _____________________________________
                               WILLIAM H. CHANNELL, SR.



                               _____________________________________
                               JACQUELINE M. CHANNELL



                               _____________________________________
                               CARRIE S. ROUVEYROL



                               _____________________________________
                               MICHELE TAYLOR



                               _____________________________________
                               CAROLYN CHANNELL*



                               _____________________________________
                               GEORGE ROUVEYROL*



                               _____________________________________
                               ROY TAYLOR*



*To the extent of his/her community property interest in the shares

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                                   SCHEDULE B

                                  Definitions
                                  -----------


          "ALLOCATION RESOLUTION" shall mean a resolution of the Board of Directors of the Company in the form attached hereto as EXHIBIT 2.

          "C CORPORATION" shall have the meaning set forth in Section 1361(a)(1) of the Code.

          "C SHORT YEAR" shall mean that portion of the S Termination Year of the Company as defined in Section 1362(e)(1)(B) of the Code.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "COMPANY" shall mean Channell Commercial Corporation, a Delaware corporation, and its predecessor, Channell Commercial Corporation, a California corporation.

          "REIMBURSED PARTY" shall mean the party (or parties) being reimbursed under Section 3.3 or Section 3.4, as applicable.

          "REIMBURSING PARTY" shall mean the party (or parties) providing reimbursement under either Section .33 or Section 3.4, as applicable.

          "REVOCATION RESOLUTION" shall mean a resolution of the Board of Directors of the Company in the form attached hereto as EXHIBIT 1.

          "S CORPORATION" shall have the meaning set forth in Section 1361(a)(2) of the Code.

          "S CORPORATION TAXABLE INCOME" shall mean taxable income (or loss) of the Company from all sources during the period the Company was an S Corporation through and including the close of business on the last day of the S Short Year of the Company.

          "S SHORT YEAR" shall mean that portion of the S Termination Year of the Company as defined in Section 1362(e)(1)(A) of the Code.

          "S TERMINATION YEAR" shall have the meaning set forth in Section 1362(e)(4) of the Code.

          "STOCKHOLDERS" shall mean collectively the individuals listed on SCHEDULE A.

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          "TAX AGREEMENT" shall mean this S Corporation Termination and Tax
Allocation Agreement.

          "TERMINATION DATE" shall mean the date on which the S Corporation status of the Company is terminated pursuant to Section 1362(d)(2) of the Code.

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